Exhibit 99.1

Class III (Term expires 2022)

Richard E. Cavanagh

Cynthia L. Egan

Robert Fairbairn

Stayce D. Harris

Class I (Term expires 2023)

Michael J. Castellano

R. Glenn Hubbard

W. Carl Kester*

John M. Perlowski

Lorenzo A. Flores

Class II (Term expires 2024)

Karen P. Robards

Frank J. Fabozzi*

Catherine A. Lynch

J. Phillip Holloman

*	Holders of preferred shares are entitled to vote as a separate class to elect W. Carl Kester and Frank J. Fabozzi.